NJR Contacts:
Joanne Fairechio, Director, Investor Relations	732-378-4967
Dennis Puma, Director, Investor Relations	732-938-1229

February 2, 2016

CLEAN ENERGY VENTURES INVESTS IN FOURTH ONSHORE WIND FARM PROJECT
Over 120 MW of Wind Energy to be in Place by Late 2016

OVERVIEW

On February 2, 2016, NJR Clean Energy Ventures (NJRCEV), a subsidiary of New Jersey Resources (NJR), announced that it had acquired the Pennsylvania-based Ringer Hill Wind Farm project. The 39.9 megawatt (MW) project represents NJRCEV’s fourth onshore wind farm and was purchased from OwnEnergy, Inc. NJRCEV will invest approximately $84 million in the Ringer Hill project and be responsible for constructing, owning and operating the wind farm. The majority of the energy produced will be hedged under a 15-year agreement with an industrial counterparty. NJR expects the project to qualify for a 10-year federal production tax credit (PTC), which is based on energy production. All PTCs generated will be utilized by NJR.

PROJECT DETAILS

Location: Somerset County, Pennsylvania, located about 60 miles southeast of Pittsburgh, along the Pennsylvania-Maryland border.

Description: Fourteen GE turbines on a site that encompasses 11 separate leased tracts, with a total nameplate capacity of 39.9 MW.

Contractor: White Construction will provide project engineering, procurement, and construction.

Customers: The majority of the energy produced will be hedged under a 15-year agreement with an industrial counterparty.

Total Investment: Approximately $84 million.

Estimated Construction Timeline: Construction began in January 2016, with turbine delivery scheduled for August 2016. NJRCEV expects commercial operation to commence at the end of calendar 2016, NJR’s fiscal first quarter of 2017.

A DIVERSE DISTRIBUTED POWER PORTFOLIO

Ringer Hill represents NJRCEV’s fourth wind project and will be a part of a diverse distributed power portfolio. A proforma summary of NJRCEV’s distributed power portfolio, including Ringer Hill is found below.

Wind Project Name	Status	Location	Size (MWs)	Pct. of Wind	Pct. of Total	Cost ($MM)
On Shore Wind
Two Dot	In Service - 6/14	93 miles SE of Helena, MT	9.7	8.1%	3.8%	$20.7
Carroll Area	In Service - 1/15	65 miles NW of Des Moines, IA	20.0	16.6%	7.8%	$42.0
Alexander	In Service - 12/15	Rush County, KS	50.7	42.1%	19.7%	$84.5
Ringer Hill	Estimated - 12/16	60 miles SE of Pittsburgh, PA	39.9	33.2%	15.5%	$84.0
Subtotal Wind			120.3	100.0%	46.8%	$231.2
Solar
Type of Solar	Number of Projects/Status*	Location	Size (MWs)	Pct. of Solar	Pct. of Total	Cost ($MM)
Net-metered Commercial	10	Various locations across New Jersey	21.7	15.9%	8.4%	$88.0
Grid-connected Commercial	14	Various locations across New Jersey	60.7	44.5%	23.6%	$185.9
Grid-connected Commercial	4, Estimated for 9/16	Various locations across New Jersey	18.1	13.3%	7.0%	$44.7
Residential	4,050	21 of the 23 counties throughout New Jersey	36.1	26.4%	14.1%	$118.1
Subtotal Solar			136.6	100.0%	53.2%	$436.7
TOTAL			256.9		100.0%	$667.9
* Two sites are both net metered and grid connected.

RECENT EXTENSION OF THE PTC AND INVESTMENT TAX CREDIT

In December 2015, Congress extended both the Production Tax Credit (PTC) and the Investment Tax Credit (ITC). The legislation extended the PTC at its existing value of $23 per megawatt for wind projects that commence construction through December 2016. The value of the PTC declines 20 percent per year for projects starting construction in 2017, 2018 and 2019. Thereafter, the PTC is eliminated.

In addition, the ITC was extended at its current value of 30 percent for solar projects that commence construction before December 2019. The credit declines 4 percent per year for projects started in 2020 and 2021 provided these projects are in-service by December 2023. Commercial solar projects started after 2021 are eligible for a 10 percent ITC.

The extensions provide added flexibility and options to invest in wind and solar over the next several years and NJRCEV is currently reviewing how these changes will impact future investments.

In the short term, NJRCEV will continue to complete the build out of its BPU-approved, grid-connected solar projects in New Jersey and continue its residential solar program, as well as add more medium-sized onshore wind projects to its portfolio.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

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New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Burlington, Morris and Middlesex counties.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.
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NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of about 200 megawatts, providing residential and commercial customers with low-carbon solutions.

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NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey.

NJR and its nearly 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

FORWARD LOOKING STATEMENTS

This investor fact sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should,” “will” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the acquisition of the Ringer Hill Farm, the size of NJRCEV’s investment in the Ringer Hill Farm, estimates regarding the date of completion of the wind farm and NJRCEV’s qualification for PTCs related to the Ringer Hill Wind Farm. Factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with our investments in renewable energy projects, including logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, NJR's eligibility for PTCs and operational risks related to projects in service. Additional information and other factors are set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K. Information included in this fact sheet is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.